                         VSUS TECHNOLOGIES INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS



                                TABLE OF CONTENTS

                                                                        PAGE

Report of Independent Auditors                                            2

CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheets                                              3-4

Consolidated Statements of Operations                                     5

Consolidated Statements of Changes in Shareholders' Deficiency            6

Consolidated Statements of Cash Flows                                    7-8

Notes to the Consolidated Financial Statements                          9-15

                      REPORT OF INDEPENDENT PUBLIC AUDITORS


To the Stockholders of
VSUS Technologies Incorporated
(A Development -Stage Company)


We have audited the accompanying consolidated balance sheets of VSUS Technologies Incorporated ("the Company") (a development-stage company) and its subsidiaries at December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the two years ended December 31, 2003 and for the period from September 21, 2000 (date of inception) to December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company's management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for the three years ended December 31, 2003 and for the period from December, 2000 (date of inception) to December 31, 2003, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1b to the financial statements, the Company's recurring losses from operations and stockholders' deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1b. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Brightman Almagor & Co.
---------------------------
Brightman Almagor & Co.

Certified Public Accountants (Israel)
A member firm of Deloitte Touche and Tohmatsu

Tel-Aviv, Israel
June 29, 2004

                         VSUS TECHNOLOGIES INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                          (A DEVELOPMENT STAGE COMPANY)
                          (IN THOUSANDS OF U.S DOLLARS)

                                                        NOTE    AS OF DECEMBER 31,
                                                        ----   ------------------
                                                                 2003       2002
                                                               -------    -------
 ASSETS
 ------
CURRENT ASSETS

Cash and cash equivalents                                          661        41
Accounts receivables                                               --        177
Other receivables                                                   36        14
                                                                ------    ------
                                                                   697       232
                                                                ------    ------



LONG TERM INVESTMENTS

Severance pay fund                                         4        28        17



FIXED ASSETS, NET                                                   27        18
                                                                ------    ------
                                                                   752       267
                                                                ======    ======

                  The accompanying notes to these consolidated
               financial statements are an integral part thereof.

                         VSUS TECHNOLOGIES INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                          (IN THOUSANDS OF U.S DOLLARS)

                                                   NOTE      AS OF DECEMBER 31,
                                                   ----     --------------------
                                                              2003        2002
                                                            --------    --------
 LIABILITIES & STOCKHOLDERS' DEFICIENCY
 --------------------------------------
CURRENT LIABILITIES
Short-term bank credit                                            --           4
Trade payables                                                   105          59
Related parties                                       3a         289         119
Convertible loan                                       5         900        --
                                                            --------    --------
                                                               1,294         182
                                                            --------    --------


LONG-TERM LIABILITIES
Related Party                                         3b         143         115
Accrued Severance Pay                                  4          29          17
                                                            --------    --------
                                                                 172         132
                                                            --------    --------

CONTINGENCIES AND COMMITMENTS                          7


STOCKHOLDERS' DEFICIENCY                               6
Share capital                                                     12          12
Additional Paid-in Capital                                     1,640         593
Deferred Stock-based Compensation                               (303)       --
Accumulated Deficit                                           (2,063)       (652)
                                                            --------    --------
Total Stockholders' Deficiency                                  (714)        (47)
                                                            --------    --------
                                                                 752         267
                                                            ========    ========

                  The accompanying notes to these consolidated
               financial statements are an integral part thereof.

                         VSUS TECHNOLOGIES INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (IN THOUSANDS OF U.S DOLLARS EXCEPT PER SHARE DATA )

                                                                                           CUMULATIVE FROM
                                                                                          SEPTEMBER 21, 2000
                                                                      FOR THE YEAR           (INCEPTION) TO
                                                                   ENDED DECEMBER 31,          DECEMBER 31,
                                                                --------------------------     -----------
                                                        NOTE       2003           2002           2003
                                                        ----    -----------    -----------     -----------
Revenues                                                                139            567           1,456

Cost of revenues                                                         57             58             167
                                                                -----------    -----------     -----------

Gross profit                                                             82            509           1,289

Research and development expenses                         10            165            178           1,303

Sales and marketing expenses                              10            196            213             552

General and administrative expenses (including
non-cash compensation of $744 in 2003)                    11            900            149           1,263


Merger Expenses                                            5            190           --               190
                                                                -----------    -----------     -----------

Operating Loss                                                        1,369             31           2,019

Financing Expenses, Net                                                  42              1              44
                                                                -----------    -----------     -----------

Net Loss for the Period                                               1,411             32           2,063
                                                                ===========    ===========     ===========


Basic and diluted loss per share                                $     (0.12)   $     (0.00)
                                                                ===========    ===========

Weighted average number of shares
   outstanding                                                   11,836,012     11,836,012
                                                                ===========    ===========

                    The accompanying notes to these financial
                   statements form an integral part thereof.

                         VSUS TECHNOLOGIES INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
              (IN THOUSANDS OF U.S DOLLARS EXCEPT NUMBER OF SHARES)

                                               CUMULATIVE FROM SEPTEMBER 21, 2000 (INCEPTION) TO DECEMBER 31, 2003
                                         -----------------------------------------------------------------------------
                                                                  Additional    Deferred
                                                                    Paid-in      Stock      Accumulated
                                             Ordinary Shares        Capital   Compensation     Deficit        Total
                                         -----------------------   ---------- ------------    ----------    ----------
                                           Shares      Amount
                                         ----------   ----------
Balance at September 21, 2000 (date of
  inception)                                   --           --           --           --            --            --
Issuance of common stock, par value
  $0.01                                  11,836,012           12          583         --            --             595
                                         ----------   ----------   ----------   ----------    ----------    ----------
BALANCE AT DECEMBER 31, 2000             11,836,012           12          583         --            --             595
Deferred Compensation                          --           --             10          (10)         --            --
Amortization of Deferred Compensation          --           --           --             10          --              10
Loss for the Year                              --           --           --           --            (620)         (620)
                                         ----------   ----------   ----------   ----------    ----------    ----------
Balance at December 31, 2001             11,836,012           12          593         --            (620)          (15)
Loss for the Year                              --           --           --           --             (32)          (32)
                                         ----------   ----------   ----------   ----------    ----------    ----------
Balance at December 31, 2002             11,836,012           12          593         --            (652)          (47)
Deferred Compensation                          --           --          1,047       (1,047)         --            --
Amortization of Deferred Compensation          --           --           --            744          --             744
Loss for the Year                              --           --           --           --          (1,411)       (1,411)
                                         ----------   ----------   ----------   ----------    ----------    ----------
Balance at December 31, 2003             11,836,012           12        1,640         (303)       (2,063)         (714)
                                         ==========   ==========   ==========   ==========    ==========    ==========

                    The accompanying notes to these financial
                   statements form an integral part thereof.

                         VSUS TECHNOLOGIES INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (IN THOUSANDS OF U.S. DOLLARS)



                                                                                     CUMULATIVE FROM
                                                                                    SEPTEMBER 21, 2000
                                                                FOR THE YEAR          (INCEPTION) TO
                                                             ENDED DECEMBER 31,         DECEMBER 31,
                                                             --------------------   -----------------
                                                              2003          2002          2003
                                                             ------        ------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss                                                     (1,411)          (32)       (2,063)
Adjustments to reconcile net loss to net cash used in
operating activities  (Appendix A)                              981          (165)        1,135
                                                             ------        ------        ------
Net cash used in operating activities                          (430)         (197)         (928)
                                                             ------        ------        ------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets                                        (18)           (4)          (40)
                                                             ------        ------        ------
Net cash used in investing activities                           (18)           (4)          (40)
                                                             ------        ------        ------

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of share capital                                      --            --             325
Receipt of convertible loan                                     900          --             900
Related parties                                                 172            89           404
Receipt (Repayment) of short-term bank credit, net               (4)            1          --
                                                             ------        ------        ------
Net cash provided by financing activities                     1,068            90         1,629
                                                             ------        ------        ------

Increase (decrease) in cash and cash equivalents                620          (111)          661
Cash and cash equivalents at the beginning of the period         41           152          --
                                                             ------        ------        ------
Cash and cash equivalents at the end of the
period                                                          661            41           661
                                                             ======        ======        ======

                    The accompanying notes to these financial statements form an integral part thereof.

                         VSUS TECHNOLOGIES INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (IN THOUSANDS OF U.S. DOLLARS)



                                                                                     CUMULATIVE FROM
                                                                                   SEPTEMBER 21, 2000
                                                                 FOR THE YEAR        (INCEPTION) TO
                                                               ENDED DECEMBER 31,      DECEMBER 31,
                                                              -------------------- ------------------
                                                               2003          2002          2003
                                                              ------        ------ ------------------
APPENDIX A -
Adjustments to reconcile net loss to Net cash provided by
(used in) operating activities
ITEMS NOT AFFECTING CASH FLOWS:
Depreciation                                                       9             4            13
Amortization of deferred compensation                            744          --           1,024
Increase in accrued severance pay, net                             1          --               1
Interest to related parties                                       28          --              28
CHANGES IN ASSETS AND LIABILITIES:
Decrease (Increase) in accounts receivable                       177          (177)         --
Increase in other receivables                                    (22)          (11)          (36)
Increase in trade payables                                        44            19           105
                                                              ------        ------        ------
                                                                 981          (165)        1,135
                                                              ======        ======        ======

                    The accompanying notes to these financial
                   statements form an integral part thereof.

                         VSUS TECHNOLOGIES INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         (IN THOUSANDS OF U.S. DOLLARS)

NOTE 1: ORGANIZATION AND PRINCIPAL ACTIVITIES

          A. VSUS Technologies Incorporated (hereinafter - "The Company") was incorporated in Delaware in September 21, 2000.

               81% of Company revenues for the year ended December 31, 2003 are from sales to two major customers and 87% of Company revenues for the year ended December 31, 2002 were from sales to one major customer.

               Following its establishment, the Company established at the end of 2000, two wholly owned subsidiaries: Safe Mail International Ltd., a company registered in the Virgin Islands and Safe Mail Development Ltd., a company registered in Israel.

               The Company and its subsidiaries (hereinafter - "The Group") are engaged in development, marketing and sale of secure messaging systems and secure content management solutions for enabling business to be conducted via the Internet in a purely seamless environment.

               The Company is considered to be in the development stage and has earned limited revenues to date. Business activities to date have focused on product and marketing research, product development, and raising capital.

               B.   GOING CONCERN

               As reflected in the accompanying financial statements, the Company's operations for the year ended December 31, 2003, resulted in a net loss of $1,411 thousand and the Company's balance sheet reflects a net shareholders' deficit of $714 thousand. The Company's ability to continue operating as a "going concern" is dependent on its ability to raise sufficient additional working capital. Management's plans in this regard include raising additional cash from current and potential shareholders, increasing marketing of its solutions, as well as by loans.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES -

         The consolidated financial statements have been prepared in accordance with generally accepted accounting principles, ("GAAP") in the United States.

          A.   USE OF ESTIMATES:

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

          B.   FINANCIAL STATEMENTS IN U.S. DOLLARS:

               The reporting currency of the Company is the U.S. dollar ("dollar").

               The dollar is the functional currency of the Company and its subsidiaries. Transactions and balances originally denominated in dollars are presented at their original amounts. Non-dollar transactions and balances are remeasured into dollars in accordance with the principles set forth in Statement of Financial Accounting Standards ("SFAS") No. 52 "Foreign Currency Translation" ("SFAS No. 52"). All exchange gains and losses from remeasurement of monetary balance sheet items resulting from transactions in non-dollar currencies are recorded in the statement of operations as they arise.

                         VSUS TECHNOLOGIES INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         (IN THOUSANDS OF U.S. DOLLARS)

NOTE 2:   SIGNIFICANT ACCOUNTING POLICIES - (CONT.)

          C.   PRINCIPLES OF CONSOLIDATION:

               The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated.

          D.   CASH EQUIVALENTS:

               The Company considers all highly liquid investments originally purchased with maturities of three months or less to be cash equivalents.

          E.   FIXED ASSETS:

               Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

               Computers and electronic equipment      15 - 33
               Office furniture and equipment          6

          F.   REVENUE RECOGNITION:

               Revenues from software product sales are recognized when delivery has occurred, persuasive evidence of an arrangement exists, the fee is fixed or determinable and collectibility is probable.

          G.   RESEARCH AND DEVELOPMENT COSTS:

               Research and development costs are charged to expenses as incurred.

          H.   DEFERRED INCOME TAXES:

               Deferred income taxes are provided for temporary differences between the assets and liabilities, as measured in the financial statements and for tax purposes, at the tax rates expected to be in effect when these differences reverse, in accordance with SFAS No. 109 "Accounting for Income Taxes" ("SFAS No. 109").

          I.   FAIR VALUE OF FINANCIAL INSTRUMENTS

               The financial instruments of the Company consist mainly of cash and cash equivalents, short-term investments, current and non-current receivables, short-term credit, accounts payable and accruals, long-term loans and other long-term liabilities.

               In view of their nature, the fair value of the financial instruments included in working capital of the Company is usually identical or close to their carrying value. The fair value of non-current receivables and long-term loans also approximates the carrying value, since they bear interest at rates close to the prevailing market rates.

          J.   CONCENTRATIONS OF CREDIT RISK:

               Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The majority of the Company's cash and cash equivalents are mainly invested in deposits. Management believes that the financial institutions that hold the Company's investments are financially sound, and accordingly, minimal credit risk exists with respect to these investments.

               The Company has no significant off-balance sheet concentration of credit risk, such as foreign exchange contracts or other foreign hedging arrangements.

                         VSUS TECHNOLOGIES INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         (IN THOUSANDS OF U.S. DOLLARS)

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES - (CONT.)

          K.   STOCK-BASED COMPENSATION:

               The Company accounts for employee stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25), and in accordance with FASB Interpretation No. 44. Pursuant to these accounting pronouncements, the Company records compensation for stock options granted to employees over the vesting period of the options based on the difference, if any, between the exercise price of the options and the market price of the underlying shares at that date.
               Deferred compensation is amortized to compensation expense over the vesting period of the options.

               Had compensation cost for the Company's option plans been determined on the basis of the fair value at the grant dates in accordance with the provisions of SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"), as amended by SFAS No. 148 "Accounting for Stock-Based Compensation" ("SFAS No. 148"), the Company's net loss and basic net loss per share would not have been changed.

               For purposes of estimating fair value in accordance with SFAS 123, the Company utilized the Black - Scholes option-pricing model. The following assumptions were utilized in such calculations for the year 2003 (all in weighted averages):

                                                        2003
                                                       -----
                    Risk-free interest rate              2%
                    Expected life of options              5
                    Expected dividend yield            None
                    Volatility                           0%

               Based on these assumptions there are no differences in the amount of stock based compensation according to FASB-123 to the amount measured according to APB 25.

               Because the determination of the fair value of all options granted after the Company becomes a public entity will include an expected volatility factor in addition to the factors described in the preceding paragraph and because additional option grants are expected to be made each year, the above adjustments to SFAS 123 are not representative of the adjustments to SFAS 123 effects of reported net income for future years.


NOTE 3: BALANCES WITH RELATED PARTIES

        A. INCLUDED IN CURRENT LIABILITIES:       DECEMBER 31, 2003   DECEMBER 31, 2002
           --------------------------------       -----------------   -----------------
                 Stockholders                           198                    97
                 Related Party                           91                    22
                                                        ---                   ---
                                                        289                   119
                                                        ===                   ===
        B. INCLUDED IN LONG-TERM LIABILITIES:
           ----------------------------------
                 Stockholder (1)                        143                   115
                                                        ===                   ===

        (1) In 2003 this amount bears 25% interest per annum. Commencing January 1, 2004, it will bear 12% per annum.

                         VSUS TECHNOLOGIES INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         (IN THOUSANDS OF U.S. DOLLARS)

NOTE 3: BALANCES WITH RELATED PARTIES (CONTINUED)

          C. The Company is party to a management agreement with one of its stockholders ("stockholder"), according to which the stockholder is entitled to monthly management fees in the amount of $11 (including social and other benefits expenses).

          D. On January 1, 2003, the Company entered into a consulting services agreement with one of its directors ("consultant"), according to which, the consultant is entitled to monthly payments of $5 through December 31, 2003 and $6.5 effective January 1, 2004.

          E. The Company is party to a revenues collect service agreement with a related party. According to the agreement, the Company should pay to the related party a commission of 15% of the collected revenues but not less than $30 per annum. In addition, this related party is entitled to $30 per annum for his services to the Company.

NOTE 4: ACCRUED SEVERANCE PAY -

          The majority of the Company's Israeli subsidiary liability for severance pay to employees is calculated in accordance with Israeli law based on the most recent salary paid to the employee and the length of employment with the Company. The liability for severance pay is fully provided for. Part of the liability is funded through individual insurance policies purchased from outside insurance companies, which are not under the Company's control.

NOTE 5: CONVERTIBLE LOANS -

          In November 2003 the Company signed two loan agreements. Pursuant to the first loan agreement, the Company is to receive loans from several lenders in the total amount of $ 1.4 million. As of December 31, 2003, a total of $900 was received, and an amount of $250 was received during January 2004. The remaining amount of $250 was not received yet. The Company issued promissory notes in this amount. Principal and accrued interest at the rate of 12% per annum are payable in full after one year.

          Pursuant to the second loan agreement, the Company will receive a loan from a lender in the total amount of $200, the loan amount bears interest at the rate of 24% per annum.

          The lenders agreed that in the event that the Company completes a reverse merger with a public company, they would convert the loans to preferred shares of the public company, subject to approval by their counsel as to the public company and the rights and preferences of the preferred shares and assuming that the public company then obligates to the lenders.

          As long as the loans are not repaid, without approval received from the lenders, the Company is subject to the following negative pledges:

          a.   The Company may not distribute profits or assets;

          b.   There may be no indebtedness for borrowed money;

          c.   There may be no equity financing;

          d. There may be no assumption of or liability for guarantees, except in the ordinary course of business;

          e. There may be no transfer of assets, including entry into a merger, acquisition, reorganization, etc. Principal stockholders of the Company pledged their shares in the Company as collateral security for payment and performance by the Company of its obligations under the loan agreement. Concurrently, the Company's subsidiaries guaranteed repayment of the loan. All assets of the subsidiaries and all the Company's assets, including intangibles, are to be collateral in which the lenders are granted a first priority security interest.

          Finder's fees and legal fees cased by the loan amounted to approximately $ 190 thousand and are presented in merger expenses (see
          Note 12b).

                         VSUS TECHNOLOGIES INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         (IN THOUSANDS OF U.S. DOLLARS)


NOTE 6: A. SHARE CAPITAL -

          Composition of share capital: As of December 31, 2003 and 2002:

                                                                                                ISSUED AND
                                                                 AUTHORIZED                    OUTSTANDING
                                                         ----------------------        ------------------------
                    Common shares of $ 0.001 par
                    value                                       100,000,000 (*)                      11,836,012
                                                         ======================        ========================

          B. Subsequent to balance sheet date, an 11:1 stock split occurred. All share and per share amounts in these financial statements have been adjusted to give retroactive effect to this share split.

          (*) In addition to the split mentioned above and at the same day, the Company enlarged its Common shares.

          C. Stock options - In 2003 4,878,984 Options were granted to directors at an exercise price of $ 0.001. Of these, 1,584,000 Options were for immediate exercise while the balance is vest commencing after one year, in eight equal installments every three months.

          THE FOLLOWING TABLE SUMMARIZES INFORMATION RELATING TO STOCK OPTIONS OUTSTANDING AT DECEMBER 31, 2003:

                                          OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
                                                          WEIGHTED
                               NUMBER OF SHARES            AVERAGE              NUMBER OF SHARES
                                OUTSTANDING AT            REMAINING              EXERCISABLE AT
                 EXERCISE        DECEMBER 31,            CONTRACTUAL              DECEMBER 31,              EXERCISE
                 PRICES              2003              LIFE (IN YEARS)               2003                   PRICES
                 ------              ----              ---------------               ----                   ------
                 $  0.001         4,888,984                  4                    1,594,000                 $  0.001
                 ========         =========                ====                   =========                 ========

          In 2003, the Company recorded deferred stock-based compensation of $1,047.

          Compensation expenses of $744 were recognized for the years ended December 31, 2003.

NOTE 7: CONTINGENCIES AND COMMITMENTS -

          A. In November 2000 the Company signed an agreement for services from a third party (hereinafter - "the service provider"), for consideration of cash and shares. In management's opinion the service provider failed to carry out its obligations in accordance with the agreement and, therefore, is not entitled to further payment and to the 550,000 shares issued. The service provider had requested payment of approximately $100 thousand.

               The abovementioned shares have been cancelled in the stock ledger of the Company and are not included in the Company's financial statements.

          B. A subsidiary leases its offices under a non-cancelable operating lease. Future minimum lease payments (linked to the CPI) are as follows:

                   Year
                   2004                                     7
                   2005                                    --
                                                       --------
                                                            7
                                                       ========

                         VSUS TECHNOLOGIES INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         (IN THOUSANDS OF U.S. DOLLARS)

NOTE 8: DEFERRED TAXES

                                                       DECEMBER 31,
                                                     ------------------
                                                     2003          2002
                                                     ----          ----
                 Deferred tax assets:                 217           47
                 Less - valuation allowance          (217)         (47)
                                                     ----          ----
                                                      --           --

NOTE 9: PRINCIPAL CUSTOMERS -

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                         ---------------------
                                                         2003             2002
                                                         ----             ----
                Sales to Customer A                       -.-              87%
                Sales to Customer B                       53%              13%
                Sales to Customer C                       28%              -.-

NOTE 10: TRANSACTIONS WITH RELATED PARTIES -

                                                                                             CUMMULATIVE
                                                                                          FROM SEPTEMBER 21,
                                                               YEAR ENDED                  2000 (INCEPTION)
                                                              DECEMBER 31,                 TO DECEMBER 31,
                                                         ---------------------             ---------------
                                                         2003             2002                   2003
                                                         ----             ----                   ----
                 EXPENSES:
                 Research and Development                  84               88                     535
                 Sales and marketing                      165              206                     397
                 General and Administrative               826               83                   1,005
                                                        -----             ----                   -----
                                                        1,075              377                   1,937
                                                        =====              ===                   =====

NOTE 11: GENERAL AND ADMINISTRATIVE EXPENSES -

                                                                                              CUMMULATIVE
                                                                                            FROM SEPTEMBER 21,
                                                                                            2000 (INCEPTION)
                                                         YEAR ENDED DECEMBER 31,            TO DECEMBER 31,
                                                         -----------------------            ---------------
                                                         2003              2002                   2003
                                                         ----              ----                   ----
                Salaries*                                837                39                   904
                Management Fees                            -                58                   126
                Professional Fees                         30                16                    96
                Miscellaneous                             33                36                   118
                Patents                                    -                 -                    19
                                                         ---               ---                 -----
                                                         900               149                 1,263
                                                         ===               ===                 =====

          * Includes an amount of $ 744 in regard to compensation expense (see Note6c).

                         VSUS TECHNOLOGIES INCORPORATED
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2003
                         (IN THOUSANDS OF U.S. DOLLARS)

NOTE 12: PLANNED MERGER TRANSACTION

          A. Effective April 15, 2004 the Company was acquired by Formula Footwear, Inc. ("Formula") pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") dated February 24, 2004,by and among the Company, a wholly owned subsidiary of Formula (" Merger Sub") and Formula. Pursuant to the terms of the Merger Agreement, Formula acquired the Company through a merger of the Merger Sub with and into the Company, and the stockholders of the Company received a total of 11,836,012 shares of Formula's Common Stock. Upon consummation of the Merger the seperate corporate existance of the Merger Sub ceased and the Company survived the Merger as a wholly owned subsidiary of Formula.

               On June 9, 2004, a special meeting of the shareholders of Formula approved its reincorporation as a Delaware corporation by means of a merger with and into the Company. One share of the Company's common stock will be issued for each share of Formula's common stock.

          B. Following the Merger, the convertible loans (see Note 5) will be converted to 330 units comprised of a series of convertible preferred shares, 1,650,000 Class A Warrants with an exercise price of $0.38, 1,650,000 Class B Warrants with an exercise price of $0.68 and 1,650,000 Class C Warrants with an exercise price of $0.93. The preferred shares are convertible to common stock of the Company at an exercise price of $0.51 per share.